SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 8, 1999

                            FOAMEX INTERNATIONAL INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)

Delaware                               0-22624                   05-0473908
-------------------------------    ----------------          -------------------
(State or other jurisdiction of    (Commission File           (I.R.S. Employer
incorporation or organization)     Number)                   Identification No.)

                     1000 Columbia Avenue, Linwood, PA 19061
                     ---------------------------------------
               (Address of principal executive offices) (zip code)

                                 (610) 859-3000
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

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Item 5.  Other Events

         On January 8, 1999, Foamex International Inc. (the "Company") and Trace International Holdings, Inc. ("Trace") announced that the Agreement and Plan of Merger, dated November 5, 1998 (the "Merger Agreement"), among the Company, Trace and a wholly owned subsidiary of Trace, had been terminated. On such date, Trace delivered to the Company's Board of Directors, and the Company's Board of Directors accepted, a notice terminating the Merger Agreement. The Merger Agreement had provided a price of $12.00 per share in cash upon consummation of the merger for approximately 54% of the Company's common stock not owned by Trace and its subsidiaries.

         Trace stated that it had been informed by one of its proposed financing sources that it would be unable to provide the bank financing necessary to consummate the Merger Agreement, and that despite Trace's best efforts, it had been unable to obtain alternate financing on terms acceptable to Trace. Trace also advised the Company that it had either paid or restructured its debt obligations that were due at the end of December 1998.

         The Company will continue to explore its strategic alternatives with its advisors.


Item 7.  Financial Statements and Exhibits.

         (a)      Financial Statements of businesses acquired:
                  None.

         (b)      Pro Forma financial information:
                  None.

         (c)      Exhibits:

                  99.1 Termination Letter of Trace International Holdings, Inc., dated January 8, 1999.

                  99.2 Press Release of Foamex International Inc., dated January 8, 1999.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            FOAMEX INTERNATIONAL INC.


Date: February 2, 1999                      By: /s/ Philip N. Smith
                                               --------------------
                                               Name:  Philip N. Smith
                                               Title: Vice President

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                                  EXHIBIT INDEX


Exhibit    Description of Exhibit
-------    ----------------------

99.1 Termination Letter of Trace International Holdings, Inc., dated January 8, 1999.

99.2       Press Release of Foamex International Inc., dated January 8, 1999.